Exhibit 9(h)

                                     FORM OF
              AMENDMENT TO TRANSFER AGENCY AND REGISTRAR AGREEMENT


         THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Transfer Agency and Registrar Agreement, dated as of the 19th day of June, 1995 (the "Agreement") between THE MUNDER FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG") (then known as The Shareholder Services Group, Inc.).

         The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

     1. Schedule A, "Fee Schedule," of the Agreement shall be deleted in its entirety and the Schedule A attached hereto shall be substituted in its place; and

     2. Exhibit 1 to the Agreement shall be deleted in its entirety and Exhibit 1 attached hereto shall be substituted in its place.

         In all other respects, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE MUNDER FUNDS, INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________




                               TRANSFER AGENT FEES

     All Funds except the Munder All-Season Maintenance Fund, Munder All-Season Accumulation Fund, Munder All-Season Development Fund and Munder Financial Services Fund

1)       Asset Based Charge:                Based on the total net assets of
                                            the Companies (as defined below*)

                                            First $2.8 billion of aggregate  net
                                            assets @ 2.0 basis  points Next $2.2
                                            billion  of  aggregate  net assets @
                                            1.5 basis  points Over $5 billion of
                                            aggregate  net  assets  @ 1.0  basis
                                            points

         Other Fees:                        Each IRA account will be charged
                                            $10.00 per annum NSCC Transaction
                                            Charge is $.15 per financial
                                            transaction

2)       System Development:                Client defined system enhancements
                                            will be agreed upon by Transfer
                                            Agent and Munder Capital and billed
                                            at a rate of $100.00 per hour


     *Companies shall include The Munder Funds Trust, The Munder Funds, Inc. (other than the Munder All-Season Maintenance Fund, Munder All-Season
Accumulation Fund, Munder All-Season Development Fund and Munder Financial Services Fund) and the Liquidity Plus Money Market Fund of St. Clair Funds, Inc.

     Munder All-Season Maintenance Fund, Munder All-Season Accumulation Fund and Munder All-Season Development Fund

         $36,000 per Fund, assuming no more than three classes of shares per Fund, for a total annual fee of $108,000.

Munder Financial Services Fund

         [TO BE DETERMINED]


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                                               Exhibit 1

                                           LIST OF PORTFOLIOS
                                        dated ___________, 1997

                                    Munder Multi-Season Growth Fund
                               Munder Real Estate Equity Investment Fund
                                       Munder Mid-Cap Growth Fund
                                           Munder Value Fund
                                        Munder Money Market Fund
                                              NetNet Fund
                                     Munder International Bond Fund
                                      Munder Small Cap Value Fund
                                      Munder Equity Selection Fund
                                      Munder Micro-Cap Equity Fund
                                    Munder Short Term Treasury Fund
                                   Munder All-Season Maintenance Fund
                                  Munder All-Season Accumulation Fund
                                   Munder All-Season Development Fund
                                     Munder Financial Services Fund